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Exhibit 5.1

March 26, 2013

El Paso Pipeline Partners, L.P.
El Paso Pipeline Partners Operating Company, L.L.C.
1001 Louisiana Street, Suite 1000
Houston, Texas 77002

Ladies and Gentlemen:

        We have acted as special counsel to El Paso Pipeline Partners, L.P., a Delaware limited partnership (the "Partnership"), and El Paso Pipeline Partners Operating Company, L.L.C., a Delaware limited liability company and wholly owned subsidiary of the Partnership (the "Operating LLC" and, together with the Partnership, the "Registrants" or the "Guarantors," as applicable), in connection with the preparation of an automatic shelf registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), on March 26, 2013. The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the "Prospectus") and one or more supplements to the Prospectus (each, a "Prospectus Supplement"), of securities (the "Securities") consisting of (i) common units representing limited partner interests in the Partnership (the "Common Units"), (ii) debt securities issued by the Partnership, which may either be senior or subordinated in right of payment, and may be issued in one or more series (the "Partnership Debt Securities"), debt securities issued by the Operating LLC, which may either be senior or subordinated in right of payment, and may be issued in one or more series (the "Operating LLC Debt Securities" and, collectively with the Partnership Debt Securities, the "Debt Securities") and/or (iii) guarantees of the Partnership Debt Securities by the Operating LLC (the "Operating LLC Guarantees") or guarantees of the Operating LLC Debt Securities by the Partnership (the "Partnership Guarantees" and, collectively with the Operating LLC Guarantees, the "Guarantees").

        The Partnership Debt Securities may be issued pursuant to either (i) an indenture relating to the issuance of senior debt securities by the Partnership, in substantially the form filed as Exhibit 4.5 to the Registration Statement (the "Partnership Senior Indenture"), between the Partnership and U.S. Bank National Association, as trustee, or (ii) an indenture relating to the issuance of subordinated debt securities by the Partnership, in substantially the form filed as Exhibit 4.6 to the Registration Statement (the "Partnership Subordinated Indenture" and, together with the Partnership Senior Indenture, the "Partnership Indentures"), between the Partnership and U.S. Bank National Association, as trustee. The Operating LLC Guarantees, if any, with respect to any series of Partnership Debt Securities issued under either of the Partnership Indentures, may be issued under such indenture, as may be amended or supplemented from time to time, pursuant to a supplemental indenture, among the Partnership, the Operating LLC as Guarantor, and the trustee under such indenture.

        The Operating LLC Debt Securities may be issued pursuant to either (i) an indenture relating to the issuance of senior debt securities by the Operating LLC, in substantially the form filed as Exhibit 4.7 to the Registration Statement (the "Operating LLC Senior Indenture"), between the Operating LLC and U.S. Bank National Association, as trustee, or (ii) an indenture relating to the issuance of subordinated debt securities by the Operating LLC, in substantially the form filed as Exhibit 4.8 to the Registration Statement (the "Operating LLC Subordinated Indenture" and, together

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with the Operating LLC Senior Indenture, the "Operating LLC Indentures"), between the Operating LLC and U.S. Bank National Association, as trustee. The Partnership Guarantees, if any, with respect to any series of Operating LLC Debt Securities issued under either of the Operating LLC Indentures, may be issued under such indenture, as may be amended or supplemented from time to time, pursuant to a supplemental indenture, among the Operating LLC, the Partnership as Guarantor, and the trustee under such indenture.

        In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:

            (i)  the Certificate of Limited Partnership of the Partnership, as amended to date (the "MLP Partnership Certificate");

           (ii)  the First Amended and Restated Agreement of Limited Partnership of the Partnership, as amended to date (the "MLP Partnership Agreement" and, together with the MLP Partnership Certificate, the "MLP Organic Documents");

          (iii)  the Certificate of Formation and the Amended and Restated Limited Liability Company Agreement of El Paso Pipeline GP Company, L.L.C., a Delaware limited liability company and the general partner of the Partnership (the "General Partner"), in each case as amended to date (the "General Partner Organic Documents");

          (iv)  the Certificate of Formation and the Amended and Restated Limited Liability Company Agreement of the Operating LLC, in each case as amended to date (the "Operating LLC Organic Documents");

           (v)  a specimen of the certificate representing the Common Units;

          (vi)  the Registration Statement;

         (vii)  the Prospectus; and

        (viii)  the forms of the Partnership Indentures filed as Exhibits 4.5 and 4.6 to the Registration Statement and the forms of the Operating LLC Indentures filed as Exhibits 4.7 and 4.8 to the Registration Statement (with the Partnership Indentures and the Operating LLC Indentures collectively referred to herein as the "Indentures").

        The Registrants and the General Partner are referred to herein collectively as the "MLP Companies." The MLP Organic Documents, the General Partner Organic Documents and the Operating LLC Organic Documents are referred to herein collectively as the "Organic Documents."

        We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the MLP Companies and such agreements, certificates of public officials, certificates of officers or other representatives of the MLP Companies and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies. In conducting our examination of documents, we have assumed the power, corporate, limited liability company, partnership or other, of all parties thereto other than the Registrants to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate, limited liability company, partnership or other, and the due execution and delivery by such parties of such documents and that, except as set forth in the numbered opining paragraphs below, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

        In rendering the opinions below with respect to the Securities therein referred to, we have assumed that:

            (i)  none of the Organic Documents will have been amended in any manner that would affect any legal conclusion set forth herein;

           (ii)  the consideration paid for any Common Units will comply with Article V of the MLP Partnership Agreement;

          (iii)  the certificates for the Common Units will conform to the specimen thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Units;

          (iv)  any supplemental indenture to any of the Indentures executed and delivered, and any Board Resolution (as defined in the Indentures) certified and delivered, pursuant to any of the Indentures, in any such case, in or pursuant to which the terms of any Debt Securities and Guarantees, as applicable, are established and pursuant to which such Debt Securities and Guarantees, as applicable, are issued, will comply with such Indenture as theretofore amended or supplemented, and the form and terms of such Debt Securities and Guarantees will comply with such Indenture as then and theretofore amended or supplemented (including by any such supplemental indenture) and any such Board Resolution (and any Officer's Certificate (as defined in the Indentures) delivered pursuant thereto); and

           (v)  the form and terms of such Securities, when established, the issuance, sale and delivery thereof by the applicable Registrant, and the incurrence and performance by the applicable Registrant of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related Indenture) in accordance with the terms thereof, will be in full compliance with, and will not violate, the Organic Documents, or any applicable law, rule, regulation, order, judgment, decree, award or agreement binding upon any of the Registrants, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity, and (without limiting the generality of the foregoing) Section 5-501.6.b of the New York General Obligations Law will apply in the case of all such Debt Securities and Guarantees. In addition, except in the case of Guarantees, we have assumed the receipt by each person to whom or for whose benefit a Security is to be issued (collectively, the "Beneficial Holders") of a certificate for such Security or the receipt by The Depository Trust Company, acting as agent, on behalf of all Beneficial Holders of the class or series of Securities of which such Security is one, of a global security then evidencing such Securities. In addition, we have assumed the issuance and sale of and payment for the Securities so acquired, in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the General Partner (on behalf of the Partnership and the Operating LLC as applicable), and in accordance with the Registration Statement (including the Prospectus and the applicable Prospectus Supplement).

        Based upon and subject to the foregoing, and subject also to the limitations, and other assumptions and qualifications set forth below, we are of the opinion that:

          1.     With respect to the Common Units, assuming (a) the taking by the General Partner of all necessary limited liability company and partnership action to authorize and approve the issuance of such Common Units, the terms of the offering thereof and related matters and (b) the issuance and delivery of such Common Units in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the General Partner, upon payment (or delivery) of the consideration therefor provided for therein, such Common Units will be validly issued and, under the Delaware Revised Uniform Limited

  Partnership Act (the "Delaware LP Act"), purchasers of the Common Units will have no obligation to make further payments for their purchase of Common Units or contributions to the Partnership solely by reason of their ownership of Common Units or their status as limited partners of the Partnership, and no personal liability for the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, solely by reason of being limited partners of the Partnership.

          2.     With respect to any series of the Partnership Debt Securities to be issued under a Partnership Indenture, assuming (a) the due authorization and valid execution and delivery of such Indenture by the Partnership, as issuer, and the trustee under such Indenture, (b) the due authorization and valid execution and delivery of the applicable supplement, if any, to such Indenture by the Partnership, as issuer, the Operating LLC, as guarantor, as applicable, and the trustee under such Indenture, or the valid certification and delivery of the applicable Board Resolution by the Partnership, as issuer, and the valid execution and delivery of the applicable Officers' Certificate by a duly authorized officer of the General Partner, in each case, in accordance with the terms of such Indenture, as then and theretofore amended or supplemented, (c) the qualification under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of such Indenture, as then and theretofore amended or supplemented, (d) the taking by the General Partner of all necessary limited liability company and partnership action to authorize and approve the issuance and terms of such series of the Partnership Debt Securities, the terms of the offering thereof and related matters, and (e) the execution, authentication, issuance and delivery of the Partnership Debt Securities of such series in accordance with the terms of such Indenture as then and theretofore amended or supplemented and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership's Board of Directors (as defined in such Indenture), upon payment (or delivery) of the consideration therefor provided for in such purchase, underwriting or similar agreement, such Partnership Debt Securities will be validly issued and will constitute valid and legally binding obligations of the Partnership.

          3.     With respect to any series of the Operating LLC Debt Securities to be issued under an Operating LLC Indenture, assuming (a) the due authorization and valid execution and delivery of such Indenture by the Operating LLC, as issuer, and the trustee under such Indenture, (b) the due authorization and valid execution and delivery of the applicable supplement, if any, to such Indenture by the Operating LLC, as issuer, the Partnership, as guarantor, as applicable, and the trustee under such Indenture, or the valid certification and delivery of the applicable Board Resolution by the Operating LLC, as issuer, and the valid execution and delivery of the applicable Officers' Certificate by a duly authorized officer of the Operating LLC, in each case, in accordance with the terms of such Indenture, as then and theretofore amended or supplemented, (c) the qualification under the Trust Indenture Act of such Indenture, as then and theretofore amended or supplemented, (d) the taking by the Operating LLC of all necessary limited liability company action to authorize and approve the issuance and terms of such series of the Operating LLC Debt Securities, the terms of the offering thereof and related matters, and (e) the execution, authentication, issuance and delivery of the Operating LLC Debt Securities of such series in accordance with the terms of such Indenture as then and theretofore amended or supplemented and the applicable definitive purchase, underwriting or similar agreement approved by the Operating Company's Board of Directors (as defined in such Indenture), upon payment (or delivery) of the consideration therefor provided for in such purchase, underwriting or similar agreement, such Operating LLC Debt Securities will be validly issued and will constitute valid and legally binding obligations of the Operating LLC.

          4.     With respect to any Operating LLC Guarantee to be issued under a Partnership Indenture, assuming (a) the due authorization and valid execution and delivery of such Indenture by the Partnership, as issuer, and the trustee under such Indenture, (b) the due authorization and valid execution and delivery of the applicable supplement, if any, to such Indenture by the Partnership, as issuer, the Operating LLC, as guarantor of such Partnership Debt Securities, and the trustee under such Indenture, or the valid certification and delivery of the applicable Board Resolution by the Partnership, as issuer, and the valid execution and delivery of the applicable Officers' Certificate by a duly authorized officer of the General Partner, in each case, in accordance with the terms of such Indenture, as then and theretofore amended or supplemented, (c) the qualification under the Trust Indenture Act of such Indenture, as then and theretofore amended or supplemented, pursuant to which such Guarantee will be issued, (d) the taking by the General Partner of all necessary limited liability company and partnership action to authorize and approve the issuance and terms of such series of the Partnership Debt Securities, the terms of the offering thereof and related matters, and (e) the execution, authentication, issuance and delivery of the Partnership Debt Securities of such series in accordance with the terms of such Indenture as then and theretofore amended or supplemented and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership's Board of Directors, upon payment (or delivery) of the consideration therefor provided for in such purchase, underwriting or similar agreement, such Operating LLC Guarantee will constitute valid and legally binding obligations of the Operating LLC.

          5.     With respect to any Partnership Guarantee to be issued under an Operating LLC Indenture, assuming (a) the due authorization and valid execution and delivery of such Indenture by the Operating LLC, as issuer, and the trustee under such Indenture, (b) the due authorization and valid execution and delivery of the applicable supplement, if any, to such Indenture by the Operating LLC, as issuer, the Partnership, as guarantor of such Operating LLC Debt Securities, and the trustee under such Indenture, or the valid certification and delivery of the applicable Board Resolution by the Operating LLC, as issuer, and the valid execution and delivery of the applicable Officers' Certificate by a duly authorized officer of the Operating LLC, in each case, in accordance with the terms of such Indenture, as then and theretofore amended or supplemented, (c) the qualification under the Trust Indenture Act of such Indenture, as then and theretofore amended or supplemented, pursuant to which such Guarantee will be issued, (d) the taking by the Operating LLC of all necessary limited liability company action to authorize and approve the issuance and terms of such series of the Operating LLC Debt Securities, the terms of the offering thereof and related matters, and (e) the execution, authentication, issuance and delivery of the Operating LLC Debt Securities of such series in accordance with the terms of such Indenture as then and theretofore amended or supplemented and the applicable definitive purchase, underwriting or similar agreement approved by the Operating Company's Board of Directors, upon payment (or delivery) of the consideration therefor provided for in such purchase, underwriting or similar agreement, such Partnership Guarantee will constitute valid and legally binding obligations of the Partnership.

        Our opinions in paragraphs 2, 3, 4 and 5 above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability.

        We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Indentures, the Delaware LP Act and the Delaware Limited Liability Company Act (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the Delaware LP Act and the Delaware Limited Liability Company Act).

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus. In giving this consent we do not admit that we are "experts" under the Securities Act, or the rules and regulations of the SEC thereunder, with respect to any part of the Registration Statement, including this exhibit. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law, and we have assumed that at no future time would any such subsequent change of fact or law affect adversely our ability to render at such time an opinion (a) containing the same legal conclusions set forth herein and (b) subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.

Very truly yours,
/s/ Andrews Kurth LLP

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  Exhibit 5.1